Exhibit 107

Calculation of Filing Fee Table

424B3
(Form Type)

Prologis, Inc.
(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Other(1)	2,139,617	$111.96	$239,551,519.00	0.00011020	$26,398.58
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	3,788,006		$236,485,214.58			424(b)(3)(2)	333-237366	3/24/2020	$21,311.69

	Total Offering Amounts					$476,036,733.58		$26,398.58
	Total Fees Previously Paid							—
	Total Fee Offsets							$23,249.57
	Net Fee Due							$3,149.01

(1)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for shares of the registrant's common stock as reported on the New York Stock Exchange on November 17, 2022 ($111.96); the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-267431 filed on September 15, 2022.

(2)	The filing fees with respect to the unsold securities under Registration Statement No. 333-237366 were paid with the filing of the registrant's prospectus supplement pursuant 424(b)(3) (Registration No. 333-237366) on March 30, 2020.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(3)	Prologis, Inc.	S-4	333-266200	07/18/2022		$23,249.57	Equity	Common Stock, par value $0.01 per share	2,139,617	$23,249.57
Fee Offset Sources	Prologis, Inc.	S-4	333-266200		07/18/2022						$2,028,552.29

(3)	The registrant has completed the offering that included the unsold securities under the prior registration statement.